Exhibit 99.1


         Pro-Pharmaceuticals Announces Termination of SEC Investigation


    NEWTON, Mass.--(BUSINESS WIRE)--July 28, 2005--Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel cancer therapeutics to target cancer cells through carbohydrate chemistry, today received written notification from the Securities and Exchange Commission that the SEC has terminated its investigation of the Company, begun in October 2003, without recommendation of any enforcement action.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade(TM) the safety and efficacy of FDA-approved chemotherapy drugs. The Company has been conducting pre-clinical studies for irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and most recently with bevacizumab both in combination with DAVANAT(R) and other polysaccharide compounds. Human colon and breast xenography are being used to optimize formulations and results show that DAVANAT(R) exhibits a broad spectrum of activity with tested drugs. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company's control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company's views as of the date of this press release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade, CARBOSOME and UNIVERSAL CARBOHYDRATE LINKER TECHNOLOGY are trademarks of
Pro-Pharmaceuticals.



    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com.